                                                                   EXHIBIT 10.18

                             AMENDED AND RESTATED
                                PROMISSORY NOTE


Up to U.S.$150,000,000                                            April 27, 2001
                                                            Wilmington, Delaware

          FOR VALUE RECEIVED, the undersigned, MIRANT MID-ATLANTIC, LLC, a Delaware limited liability company (the "Maker"), hereby unconditionally promises to pay MIRANT AMERICAS GENERATION, INC., a Delaware corporation (the "Holder"), at the offices of the Holder located at Suite 102, 1403 Foulk Road, Wilmington, Delaware, 19803, or at such other place within the United States as shall be designated from time to time by the Holder, on demand, the aggregate unpaid principal amount of all sums advanced by the Holder to the Maker under this Note (collectively, the "Loans"), not to exceed U.S.$150,000,000, as the same may be set forth from time to time on the grid attached hereto as Schedule A and made a part hereof, or such lesser principal amount as may then constitute the aggregate unpaid balance of all Loans made by the Holder to the Maker pursuant to this Note, in lawful money of the United States of America in federal or other immediately available funds.

          The Maker also unconditionally promises to pay interest (calculated on the basis of a year of 360 days and the actual number of days elapsed) on the unpaid principal amount of the Loans outstanding from time to time for each day from the date of disbursement until such principal amount is paid in full, at a rate per annum equal to the Holder's total cost of borrowed funds from time to time calculated by the Holder. Interest calculated hereunder shall be due and payable, semiannually, in arrears, on the first day of January and July of each calendar year beginning on July 1, 2001. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any applicable law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by applicable law, such interest rate shall be reduced to the extent necessary to comply with applicable law, and any interest amounts paid by Maker to Holder in excess of such applicable rate shall be held in trust by the Holder for the benefit of the Maker, to be remitted to Maker.

          The Holder shall endorse all borrowings made by the Maker under this Note and all payments of principal of such borrowings on the grid attached hereto as Schedule A and made a part hereof but no failure to make or any error in making such endorsements shall affect the obligations of the Maker hereunder.

          The indebtedness evidenced by this Note shall be subordinated as provided in Appendix A.

          Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note are hereby waived by the Maker. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

          The Maker shall be entitled, at any time and from time to time, without the consent of Holder and without paying any penalty or premium therefor, to prepay all or any portion or portions of the outstanding principal amount of the Loans and accrued interest thereon.

          The Maker hereby agrees to pay on demand all costs and expenses incurred in collecting the Loans and other obligations of the Maker hereunder or in enforcing or attempting to enforce any of the Holder's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses if collected by or through an attorney, whether or not suit is filed.

          This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.


                                       MIRANT
                                       MID-ATLANTIC, LLC

                                       By: /s/ Gary J. Kubik
                                           -------------------------------------
                                           Name: Gary J. Kubik
                                                 -------------------------------
                                           Title: CFO and Treasurer
                                                  ------------------------------

Attest:

By: /s/ Michelle H. Ancosky
    ------------------------------
    Name: Michelle H. Ancosky
          ------------------------
    Title: Secretary
           -----------------------

                                                                      Appendix A
                            Subordination Provisions
                            ------------------------

I. The indebtedness evidenced by this Note and the other obligations described in the definition of "Subordinated Indebtedness" is subordinated and subject in right of payment to the prior payment in full of all obligations of the Facility Lessee under the Operative Documents (the "Senior Obligations"). Each holder of this Note, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof. All terms used but not defined herein shall have the meaning set forth in Appendix A to the eleven Participation Agreements dated as of December 18, 2000, and listed on Appendix A-1.

II. No payment on account of rent, principal, premium or interest on the Subordinated Indebtedness shall be made unless (a) full payment of all amounts then due and payable with respect to Senior Obligations has been made, (b) such payment would be permitted by the various Participation Agreements, (c) each of the conditions for the making of a "Restricted Payment" set forth in Section 6.8 of the various Participation Agreements has been satisfied and (d) immediately after giving effect to such payment, there shall not exist any Significant Lease Default, Lease Event of Default, or any event or occurrence, which, with passage of time or the giving of notice or both, would become a Lease Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a "Permitted Payment". For the purposes of these provisions, no Senior Obligation shall be deemed to have been paid in full until the obligee of such Senior Obligation shall have indefeasibly received payment in full in cash. Any cash payment on the Senior Obligations made by a Person which is solvent at the time of and after giving effect to such payment shall be presumed to have been indefeasibly paid in full in cash absent actual knowledge by the payor to the contrary. Any failure to make any payment on this Note prior to the time permitted by this paragraph shall not constitute a default under this Note.


III. Upon any payment or distribution of assets of the Facility Lessee of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Facility Lessee, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all Senior Obligations and all amounts (including interest, indemnities and fees) due or to become due upon all Senior Obligations shall first be paid in full before the holders of the Subordinated Indebtedness shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Indebtedness (for principal, premium, interest or otherwise) and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Facility Lessee of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Indebtedness would be entitled, except as otherwise provided herein, shall be paid by the Facility Lessee or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Subordinated Indebtedness if received by them, directly to the holders of the Senior Obligations or their representatives for application to such Senior Obligations in accordance with their terms. So long as any Senior Obligation is outstanding, the holder of this Note shall not commence, or join with any creditor other than any Person to whom Senior Obligations are owed, in commencing, or directly or indirectly causing the Facility Lessee to commence, or assist the Facility Lessee in commencing, any proceeding referred to in the preceding sentence.

IV. The holder of this Note hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person to whom any Senior Obligation is owed and such Person's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Person's ratable share of the full amount of the Subordinated Indebtedness evidenced by this Note in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including the right to participate in any composition of creditors and the right to vote such Person's ratable share of the Subordinated Indebtedness, evidenced by this Note, at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Indebtedness evidenced by this Note or otherwise, as such Person's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this Note. The holder of this Note shall execute and deliver to each Person to whom any Senior Obligation is owed and such Person's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such Person or such Person's representatives in order to enable such holder to enforce all claims upon or in respect of such Person's ratable share of the Subordinated Indebtedness evidenced by this Note; provided, however, that nothing herein shall obligate the holder of this Note to pay or incur any cost, expense or liability or to take any action that may result in the imposition of any cost, expense or liability.

V. The holder of this Note shall not, without the prior written consent of the various Owner Lessors and, so long as the Lien of the various Lease Indentures shall not have been discharged or terminated, the various Lease Indenture Trustees, have any right to accelerate payment of, or institute any proceedings to enforce, the Subordinated Indebtedness so long as any Senior Obligation is outstanding.

VI. If any payment (other than a Permitted Payment) or distribution of assets of the Facility Lessee of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Indebtedness before all Senior Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over to, the holders of the Senior Obligations or their representatives for application to such Senior Obligations in accordance with their terms.

VII. Nothing contained in this Note is intended to or shall impair as between the Facility Lessee, its creditors (other than the holders of Senior Obligations) and the holders of the Subordinated Indebtedness, the obligations of the Facility Lessee, to pay to the holders of the Subordinated Indebtedness, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Facility Lessee (other than holders of Senior Obligations).

VIII. The Persons to whom Senior Obligations are due shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Facility Lessee.

IX. The holder of this Note agrees to execute and deliver such further documents and to do such other acts and things as the Lease Financing Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this Note by its acceptance hereof authorizes and directs the Lease Financing Parties on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints the various Lease Indenture Trustees, so long as the Lien of the various Lease Indentures shall not have been terminated or discharged in accordance with the terms thereof and thereafter the various Owner Lessors, as its attorney-in-fact for any and all such purposes.

X. The subordination effected by these provisions, and the rights of the Persons to whom Senior Obligations are owed, shall not be affected by (i) any amendment of, or addition or supplement to any Operative Document, or any other document evidencing or securing any Senior Obligation, (ii) any exercise or nonexercise of any right, power or remedy under or in respect of any Operative Document, or any other document evidencing or securing any Senior Obligation or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of, any Operative Document, or any other document evidencing or securing any Senior Obligation, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing. No failure on the part of any holder of a Senior Obligation to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


XI. The holder of this Note and the Facility Lessee each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any Senior Obligation and these terms of subordination and any requirement that any Lease Financing Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Facility Lessee or any other Person or any collateral.

XII. These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligation is rescinded or must otherwise be returned by the Person to whom such Senior Obligation is owed upon the insolvency, bankruptcy or reorganization of the Facility Lessee or otherwise, all as though such payment had not been made.

XIII. The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until each of the Facility Leases has been terminated and all amounts owed thereunder have been paid and the Lien of the various Lease Indentures has been terminated or discharged, (ii) be binding upon the holder of this Note and the Facility Lessee and their respective successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the Lease Financing Parties. Without limiting the generality of the foregoing clause
      (iii), the Lease Financing Parties may assign or otherwise transfer all or any portion of their rights and obligations under all or any of the Operative Documents to any other Person (to the extent permitted by the Operative Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lease Financing Parties herein or otherwise.


XIV. This Note shall be governed by and construed in accordance with, the laws of the State of New York but without giving effect to the conflict of laws principles thereof which would require the application of the law of any other jurisdiction.

                                                                    Appendix A-1

                            Participation Agreements
                            ------------------------

1. Participation Agreement (Dickerson L1) among Mirant Mid-Atlantic, LLC, as Lessee, Dickerson OL1 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP3 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass through Trustee.

2. Participation Agreement (Dickerson L2) among Mirant Mid-Atlantic, LLC, as Lessee, Dickerson OL2 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP6 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass through Trustee.

3. Participation Agreement (Dickerson L3) among Mirant Mid-Atlantic, LLC, as Lessee, Dickerson OL3 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP7 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass through Trustee.

4. Participation Agreement (Dickerson L4) among Mirant Mid-Atlantic, LLC, as Lessee, Dickerson OL4 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP8 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass through Trustee.

5. Participation Agreement (Morgantown L1) among Mirant Mid-Atlantic, LLC, as Lessee, Morgantown OL1 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP1 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000.

6. Participation Agreement (Morgantown L2) among Mirant Mid-Atlantic, LLC, as Lessee, Morgantown OL2 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP2 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000.

7. Participation Agreement (Morgantown L3) among Mirant Mid-Atlantic, LLC, as Lessee, Morgantown OL3 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP4 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000.

8. Participation Agreement (Morgantown L4) among Mirant Mid-Atlantic, LLC, as Lessee, Morgantown OL4 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager,


                                     A-1-1

SEMA OP5 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000.

9. Participation Agreement (Morgantown L5) among Mirant Mid-Atlantic, LLC, as Lessee, Morgantown OL5 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP8 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000.

10. Participation Agreement (Morgantown L6) among Mirant Mid-Atlantic, LLC, as Lessee, Morgantown OL6 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP9 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000.

11. Participation Agreement (Morgantown L7) among Mirant Mid-Atlantic, LLC, as Lessee, Morgantown OL7 LLC, as Owner Lessor, Wilmington Trust Company, as Owner Manager, SEMA OP9 LLC, as Owner Participant, and State Street Bank and Trust Company of Connecticut, National Association, as Lease Indenture Trustee and as Pass Through Trustee, dated as of December 18, 2000.


                                     A-1-2